Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Shares of Travelport Worldwide Limited, dated March 26, 2018, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

DATE: March 26, 2018

ELLIOTT ASSOCIATES, L.P.
By: Elliott Capital Advisors, L.P., as General Partner
By: Braxton Associates, Inc., as General Partner

/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P.
By: Elliott International Capital Advisors Inc., as Attorney-in-Fact

/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

SCHEDULE 1

Transactions of the Reporting Persons Effected During the Past 60 Days

The following transactions were effected directly by Elliott Associates, L.P. in the Common Shares during the past 60 days:

Date	Security	Amount of Shs. Bought / (Sold)	Approx. price ($) per Share

03/21/2018	Common Shares	166,303	14.5088
03/19/2018	Common Shares	75,131	14.4163

The following transactions were effected by Elliott Associates, L.P. (through Liverpool) in the Common Shares during the past 60 days:

Date	Security	Amount of Shs. Bought / (Sold)	Approx. price ($) per Share

03/23/2018	Common Shares	60,800	14.3500
03/23/2018	Common Shares	37,159	14.4398
03/22/2018	Common Shares	172,921	14.3123
03/20/2018	Common Shares	93,741	14.4688
02/21/2018	Common Shares	64,000	13.7278
02/20/2018	Common Shares	32,000	14.0163
02/16/2018	Common Shares	2,404	13.0835
02/15/2018	Common Shares	1,504	12.8961
02/14/2018	Common Shares	1,728	12.6337
02/13/2018	Common Shares	64,000	12.7132
02/12/2018	Common Shares	8,481	12.4497
02/09/2018	Common Shares	26,619	12.1793
02/08/2018	Common Shares	48,000	12.6978
02/07/2018	Common Shares	24,097	12.8814
02/06/2018	Common Shares	4,131	12.6000
02/05/2018	Common Shares	112,000	13.2015
02/02/2018	Common Shares	192,000	13.5785
02/01/2018	Common Shares	3,588	13.5996
01/31/2018	Common Shares	40,936	13.5953
01/30/2018	Common Shares	98,922	13.5936
01/29/2018	Common Shares	84,864	13.6487
01/26/2018	Common Shares	50,468	13.6460
01/25/2018	Common Shares	45,233	13.5664

The following transactions were effected by Elliott International, L.P. in the Common Shares during the past 60 days:

Date	Security	Amount of Shs. Bought / (Sold)	Approx. price ($) per Share

03/23/2018	Common Shares	129,200	14.3500
03/23/2018	Common Shares	78,963	14.4398
03/22/2018	Common Shares	367,457	14.3123
03/21/2018	Common Shares	353,394	14.5088
03/20/2018	Common Shares	199,201	14.4688
03/19/2018	Common Shares	159,654	14.4163
02/21/2018	Common Shares	136,000	13.7278
02/20/2018	Common Shares	68,000	14.0163
02/16/2018	Common Shares	5,107	13.0835
02/15/2018	Common Shares	3,196	12.8961
02/14/2018	Common Shares	3,672	12.6337
02/13/2018	Common Shares	136,000	12.7132
02/12/2018	Common Shares	18,021	12.4497
02/09/2018	Common Shares	56,565	12.1793
02/08/2018	Common Shares	102,000	12.6978
02/07/2018	Common Shares	51,205	12.8814
02/06/2018	Common Shares	8,779	12.6000
02/05/2018	Common Shares	238,000	13.2015
02/02/2018	Common Shares	408,000	13.5785
02/01/2018	Common Shares	7,624	13.5996
01/31/2018	Common Shares	86,988	13.5953
01/30/2018	Common Shares	210,208	13.5936
01/29/2018	Common Shares	180,337	13.6487
01/26/2018	Common Shares	107,245	13.6460
01/25/2018	Common Shares	96,120	13.5664